UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8639702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1400 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

First Foundation Inc. (the “Company”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”), where it will trade under the symbol “FFWM”.

Item 1. Description of Registrant’s Securities to be Registered.

The Company is registering its Common Stock on this Form 8-A and incorporates by reference the description of the Common Stock included in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, except that any reference to Nasdaq is hereby amended to refer to the NYSE.

Item 2. Exhibits

No exhibits are required to be filed because no other securities of the registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST FOUNDATION INC.

Date: August 14, 2023

	By:	/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
President and Chief Executive Officer